Report of Independent Accountants

To the Board of Trustees and Shareholders of Enterprise Accumulation Trust


In planning and performing our audit of the financial

statements of the Multi-Cap Growth, Small Company Growth,

Small Company Value, Growth, Capital Appreciation, Equity,

Growth and Income, Equity Income, International Growth,

Managed, Balanced and High Yield Bond Portfolios of

the Enterprise Accumulation Trust (the "Company") for the

year ended December 31, 1999, we considered its internal

control, including control activities for safeguarding

securities, in order to determine our auditing procedures for t

The management of the Company is responsible for establishing and maintaining internal control.  In fulfilling this

responsibility, estimates and judgments by management

are required to assess the expected benefits and related

costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing

financial statements for external purposes that are fairly

presented in conformity with generally accepted

accounting principles.  Those controls include the safeguardi

Because of inherent limitations in internal control,

errors or fraud may occur and not be detected.

Also, projection of any evaluation of internal control

to future periods is subject to the risk that controls

may become inadequate because of changes in conditions

or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily

disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.  A material weakness is a

condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements be

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and

Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

February 16, 2000
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